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                                                            Exhibit (m)(I)(3)(a)

                                   12B-1 PLAN
                                 CLASS A SHARES

                                   SCHEDULE A
                              (AS OF JUNE 18, 2007)

                                130/30 CORE FUND
                               130/30 GROWTH FUND
                            130/30 INTERNATIONAL FUND
                              RETIREMENT 2010 FUND
                              RETIREMENT 2020 FUND
                              RETIREMENT 2030 FUND
                              RETIREMENT 2040 FUND
                              RETIREMENT 2050 FUND
                               ALL CAP GROWTH FUND
                               ALL CAP VALUE FUND
                               INCOME MANAGER FUND
                               CASH RESERVES FUND
                          CONSERVATIVE ALLOCATION FUND
                               FLOATING RATE FUND
                             GROWTH ALLOCATION FUND
                                INDEXED BOND FUND
                               S&P 500 INDEX FUND
                           INTERMEDIATE TERM BOND FUND
                            MODERATE ALLOCATION FUND
                         MODERATE GROWTH ALLOCATION FUND
                              SHORT TERM BOND FUND
                           LARGE CAP OPPORTUNITY FUND
                               GROWTH EQUITY FUND